PROJECT STRUCTURAL & WATER
                                                               INTRUSION REPAIRS
                                                          AT WILLIAMSBURG HOUSES


GENERAL CONTRACTORS
66464TH STREET
BROOKLYN, NEW YORK 11220
CONTRACT # NY005041
TEL (718) 833-6070, FAX (718) 238-4462


     THIS AGREEMENT made as of the 15th day of Feb 1996, between US. BRIDGE OF NY INC 53-09 97TH PLACE CORONA. NY 11368 (hereinafter "subcontractor") and TRATAROS CONSTRUCTION, INC. of Brooklyn, NY, the General contractor (11erma:'ter "contractor") under a prime contract with: Dated: MAY 17. 1994. witnesseth:


     1. That Subcontractor agrees, to the complete satisfaction of contractor and the Owner, to furnish all supervision, labor, materials, equipment, insurance, small took and incidentals required to timely perform the work set forth in Rider "C", entitled "Scope of Work', attached hereto and made apart hereof, all in fill compliance with the contract documents, including addenda thereto as set forth by the Owner for this project

     2. That the Subcontractor has examined the Principal Contract and the plans, specifications and addenda pertaining thereto. Furthermore, said Subcontractor is familiar with the nature of the country and the site where said work is to be done and has entered into this Agreement solely on has own knowledge and information and on has own estimate of the character and quantities of material to be used in performing this Agreement The Subcontractor has not entered into this Agreement on the basis of any representations or assurances by any employee of CONTRACTOR or of the Owner.

     3. That the Principal Contract, so far as it is material hereto, is made a part of this Agreement and all liabilities incurred and obligations assumed by CONTRACTOR under said Principal Contract are in turn assumed by the Subcontractor, so fir as they arise out of or are connected with the work done or materials furnished under this Agreement The Subcontractor agrees that it shall be responsible to CONTRACTOR in all respects and to the same extent as CONTRACTOR is responsible to the Owner under the Principal Contract Wherever this Agreement is at variance with the Principal Contract or the plans or the specifications, with reference to the quality, quantity or land of material to be furnished, the Subcontractor agrees to furnish the greatest quantity and highest quality of materials specified regardless of whether same be specified in this Agreement, or in the Principal Contract or in the plans or the specifications. The Subcontractor shall have no greater rights or remedies against Contractor by reason of any act or omission of the Owner or its agents than shall the Contractor itself have against the Owner.

     4. No alterations or deviations shall be made in the performance of said work from that shown on the architect's drawings, except upon the written order of CONTRACTOR and if said alterations or deviations require the payment of a sum of money by CONTRACTOR in addition to the sum hereinafter specified, such amount shall be agreed upon between CONTRACTOR and the Subcontractor and shall be stated in the order. If such alterations or deviations require a reduction by the Subcontractor of the amount paid to it, as hereinafter set forth, the amount of such reduction shall be agreed upon between CONTRACTOR and Subcontractor and shall be stated in the order.

     In the event of a disagreement between CONTRACTOR and the Subcontractor as to either of the said two amounts last mentioned, the Subcontractor shall proceed to perform the work pursuant to said order but he may do so Under Protest and with all rights reserved.

     5. In the event of any additional or extra work or materials not shown on said drawings or described in said specifications being required or deemed necessary by CONTRACTOR, CONTRACTOR shall deliver to the Subcontractor a written order specifying in detail the nature and character of such additional work and materials and the sum to be paid to the Subcontractor therefore, which sum shall be agreed upon between CONTRACTOR and the Subcontractor In the event that
CONTRACTOR and the Subcontractor fail to agree upon said amounts, the Subcontractor shall proceed and perform the extra work and finish such other materials last mentioned but he may do so Under Protest and with all rights reserved

     When any material is furnished or work is done not shown on the said drawings or described in said specifications pursuant to the requirements of the written order of CONTRACTOR as set forth in this paragraph, the furnishings of said materials and the performance of said work shall be deemed to be done under and in conformance of the teens of this contract and the provisions of this Agreement requiring certificates of the architect and/or owner, and final payment therefore shall apply

     6. The Subcontractor shall commence work within 48 hours after notice from CONTRACTOR and shall from time to time continue therewith as required by CO~CTOW The work shall be completed in accordance with the project schedule as established or approved by Owner. Subcontractor agrees that at all times during the progress of the work to keep sufficient workmen employed on the job and maintain sufficient materials thereon so that such work may proceed diligently and without delay Subcontractor further agrees to carry on such work and every part thereof with due diligence in order to complete and finish the same in a substantial workmanlike manner and without delay and to so conduct has work that the progress thereof and the work of the other subcontractors and the completion of said building shall not be delayed

     7. That no part of the work to be performed under this Agreement shall be sublet, transferred or assigned without the written consent of CONTRACTOR . If such consent is given, it shall not release the Subcontractor from any obligation hereunder.

     8. That the Subcontractor will observe and conform with all laws, ordinances and regulations of all Federal, State, City and local authorities having jurisdiction over the work, and will at its own expense, secure all permits and approvals necessary for or pertaining to the work to be done under this Agreement That the Subcontractor guarantees the work to conform to the rules and regulations of the local building department and all other authorities having jurisdiction over the work. Where all other conditions precedent to final payment have been met, the Subcontractor shall not be entitled to such payment until he has delivered to CONTRACTOR all certificates of approval, bonds, acceptances, or other certificates or documents required by the Specifications, by this contract or by the Principal Contract

     9. That all materials furnished under this Agreement must be of the best quality and it is understood that they may be inspected by CONTRACTOR before and/or after delivery. If rejected by CONTRACTOR they will be held for disposition at the risk and expense of the Subcontractor and any payment on account therefore shall be promptly refunded by said Subcontractor In case of such rejection CONTRACTOR shall have the right to repurchase these materials elsewhere, and, if the cost of such repurchase should exceed the price set forth in this Agreement, then the Subcontractor shall be liable to CONTRACTOR for the fill amount of such excess together with the damages sustained by CONTRACTOR by reason of the delay

     10 Should said work and materials be unsatisfactory to CONTRACTOR or should the Subcontractor delay or refuse to prosecute the work with reasonable diligence as required by CONTRACTOR or abandon same or otherwise fail to perform has or its work, as herein agreed, or fail to comply with any of the agreements herein on the part of Subcontractor to be performed. or should Subcontractor become insolvent or file a voluntary petition in bankruptcy, or should an involuntary petition in bankruptcy be filed against said Subcontractor, or should any proceeding be filed by or against the Subcontractor under the Bankruptcy Acts for an Arrangement or any other suitable relief, or should the Subcontractor make an assignment for the benefit of creditors, or should a receiver be appointed for the Subcontractor by any court of competent jurisdiction, then, on giving to the Subcontractor 48 hours written notice of such default or breach, by certified or registered mail directed to the Subcontractor at the address hereinbefore set forth, CONTRACTOR may enter upon the said premises and complete said work itself or by hiring other contractors, and CONTRACTOR may provide such other material and workmen as may be necessary to complete such work, or any part thereof, and CONTRACTOR is hereby empowered to do so as often as it may deem necessary in order to hasten the completion of this work, without releasing the Subcontractor from liability hereunder. Thereafter, at CONTRACTOR'S option, it may, upon giving such 48 hours notice, deem the contract terminated, with the right to CONTRACTOR to complete such work in the mariner aforesaid In any of such events, all tools, scaffolding, equipment, and materials on the premises. owned and/or controlled by the Subcontractor, may be used by CONTRACTOR or its agents to complete said work all without charge or cost, and

     3 of5 CONTRACTOR shall not be required to transport such tools, scaffolding or equipment from the premises after such use. .All expenses in connection with the completion of such work and/or any part thereof, including reasonable counsel fees, shall be deducted from the amount due or to become due to the Subcontractor, or, if the sum shall exceed the amount due, the Subcontractor shall be liable to CONTRACTOR for such difference, and the Subcontractor shall hold CONTRACTOR harmless from any loss the Contractor may sustain by reason of the breach by Subcontractor of this Agreement

     11. That the consideration fixed herein represents the entire consideration to be paid by CONTRACTOR~ Any sales tax or other tax imposed by any present or future law on the labor or materials used by the Subcontractor, or on the payrolls for such labor, shall be paid by the Subcontractor. The price fixed herein shall not be increased by reason of any increase in labor or materials occurring on and after the date hereof for any reason whatsoever, it being understood that any and all risks of increase in price of labor and materials have been contemplated by the Subcontractor and have been taken into full consideration in arriving at the subcontract price set forth herein. It is further understood that no claim for such increase shall be claimed even though it may be asserted by the Subcontractor, with or without cause, that the Subcontractor has been brought into a period of increased labor and materials by reason of any delays of the Contractor, any of its other subcontractors, the Owner, or its representative, or other independent contractors employed by it, or for any other cause whatsoever.*

     12. That the Subcontractor agrees to perform all of this work with union labor of such classifications as to cause no trouble with the unions of the other trades employed at this job or at the Owner's facility. The Subcontractor also agrees to coordinate has work with the other trades on the job so as to avoid disputes and delays in the field

     13. That the Subcontractor hereby agrees to and does indemnify CONTRACTOR and the Owner and hold them harmless from all loss, liability, claims, damages, suits. actions and proceedings whatsoever (and expenses and counsel fees arising therefrom) which may be brought on account of injuries or damage to persons or property or for infringement of patent rights during and because of the performance of this work except for the sole negligence of CONTRACTOR'S employees. This indemnification for the benefit of CONTRACTOR and the Owner shall also be for the benefit of and include any lessor of equipment leased to CONTRACTOR when such leased equipment is used in connection with the Subcontractor's performance of this work Said Subcontractor will furnish CONTRACTOR at once with certificates for Worker's Compensation Insurance, for commercial general liability insurance, for auto insurance and for property damage insurance with limits commensurate with the requirements of the prime contract AU of said insurance shall be written by insurance carrier(s) licensed by the State of New York (otherwise CONTRACTOR shall have the right to reject such insurance) and certificates will indicate that Owner and CONTRACTOR are added insured under the policies.

     During the progress of said work, the Subcontractor shall maintain adequate protection of said work, and shall protect the owners of adjacent property from injury arising from the carrying out of this contract, and shall make good any such damage and injury excepting such as may not directly arise out of the carrying out of this contract

           14. That in consideration of the faithful performance by the Subcontractor of the terms above set forth, CONTRACTOR agrees to pay or cause to be paid to the Subcontractor, and the Subcontractor agrees to accept from CONTRACTOR as or for the said Subcontractor's full compensation for all the materials furnished and all the work done under this Agreement, the total sum of (See Rider ~'C" Price Schedule ) as follows: During the progress of the work the Subcontractor will submit payment requisitions to CONTRACTOR not less than one nor more than two days prior to each date specified in the Principal Contract for CONTRACTOR to submit requisition for payment to the Owner. If requested by CONTRACTOR with each payment requisition the Subcontractor shall submit a true and accurate statement, subscribed and sworn to by the Subcontractor, and in form and content satisfactory to CONTRACTOR setting forth the number and names of each and every person who has furnished materials and/or labor for, or who has sold or rented equipment or supplies to the Subcontractor and which was or is to be used for or in connection with the work under this contract, and setting forth also the amount due or to become due to each persons for such material and/or labor, etc. as of the date of the payment requisition Each of such statements shall cover the period from commencement of the work hereunder to the date of the payment requisition. CONTRACTOR hereby expressly reserves the right to require the Subcontractor to furnish full releases from any and all persons who have furnished materials and/or labor, etc. for the Subcontractor applicable to the work under this contract, and for which CONTRACTOR is or may become liable, and anything herein to the contrary not withstanding. CONTRACTOR hereby further expressly reserves the right to withhold any amount or amounts due to become due to the Subcontractor, at or before final payment, until such release or releases have been furnished Subject to the foregoing CONTRACTOR will pay to the Subcontractor upon receipt of payment from the Owner, a sum equal to ~ percent of the work approved and accepted by the Owner Receipt of payment by the CONTRACTOR from the Owner for the Subcontractor's work is a condition precedent to payment by the CONTRACTOR to the Subcontractor The balance of 5 percent will be paid to the Subcontractor ninety (90) days after the contract phase work is completed and provided the work described in thus Subcontract is fully completed and performed in accordance with the Principal Contract and is satisfactory' to the Owner. Architect and CON'TRACTOR~ In addition. Subcontractor shall execute and deliver to CONTRACTOR the usual affidavits and a General Release to CONTRACTOR and to the Owner in form and content satisfactory to CONTRACTOR No payment or payments made during the progress of the work shall be construed as an approval or acceptance of defective work or inferior material

     15. In the event that the Owner terminates or cancels the Construction Contract for any cause whatsoever at any time after the date hereof, this subcontract shall likewise be deemed cancelled and terminated and, it 15 understood that the Subcontractor shall have no claim of any kind whatsoever against the CONTRACTOR for breach of the subcontract, for any cause or reason whatsoever, and that the CONTRACTOR shall be under no liability to the Subcontractor except that the CONTRACTOR shall be liable to the Subcontractor only for the difference between the subcontract value of the labor and materials furnished to the date of said termination or cancellation of the Construction Contract and the amount therefore paid on account of said subcontract by the CONTRACTOR to the Subcontractor, provided all materials and labor delivered or installed comply 'with the contract requirements. In the event the Subcontractor has materials fabricated for, but not delivered to, the site, the Subcontractor shall be entitled to payment therefore and shall deliver to the CONTRACTOR a Bill of Sale for said items. The Subcontractor shall on the CONTRACTOR'S demand attempt sell said items in open market at prices agreeable to the CONTRACTOR and if said items are sold, the amount paid by the CONTRACTOR shall be refunded to the CONTRACTOR If the CONTRACTOR desires delivery of said fabricated materials, the CONTRACTOR shall have the right to order delivery of said fabricated materials.

     16. CONTRACTOR reserves the right to withhold any moneys payable under this contract until any and all liens, orders, assignments, or other claims arising in connection with thus contract, which shall have been filed against the above premises by the Subcontractor or by any one on account of any claim against or under said Subcontractor or for the payment of which CONTRACTOR or said premises shall be liable, shall have been satisfied by said Subcontractor, and, if same shall not be discharged within ten (10) days after the filing by said Subcontractor, either by payment or by bonding, CONTRACTOR reserves the right (but it shall not be obligated so to do) to apply said moneys toward the satisfaction of any of the foregoing

     17 The subcontractor shall be responsible for the clean up of any rubbish, crates, etc., accumulated in the performance of his work. If same is not done to the satisfaction of the CONTRACTOR, Subcontractor shall be advised in writing and if not satisfactorily performed within three (3) days. CONTRACTOR may remove the rubbish and back charge the Subcontractor for all costs in connection therewith.

     18. In the  prosecution  of said work,  the  foreman  shall  represent  the
Subcontractor, and in the absence of the latter all instructions and notifications given to the foreman shall be binding as if given to the said Subcontractor. Upon the request, however, of said foreman or of said Subcontractor, said instructions or notifications shall be reduced to writing

     19 In the event that Subcontractor suffers or claims any additional cost, expense or damage in connection with or arising out of this contract or its performance or breach, the cause of which in whole or in part is due, directly or indirectly, to any acts or omissions of the Owner or for which the Owner is responsible, the parties agree to enter into an agreement to liquidate such claims upon the terms and conditions set forth in CONTRACTOR'S standard Liquidating Agreement current as of the date of execution of this subcontract and which is hereby incorporated herein by reference, or in the form of Liquidating Agreement attached hereto; such claims shall be identified and set forth in "Schedule A" to such Liquidating Agreement Except as may be expressly otherwise provided in such Liquidating Agreement, CONTRACTOR shall have no liability or responsibility to Subcontractor for any such additional costs, expense or damage.

     20. This Agreement shall be construed in accordance with the laws of the State of New York as if thus Agreement were executed in the State of New York and the parties agree to recognize that any suit which can be maintained pursuant to thus Agreement must be instituted in a court of record within the State of New York.

     21  CONTRACTOR  will  not,  under  any   circumstances   be  answerable  or
accountable for any fire or theft loss suffered by the Subcontractor. No materials delivered on the premises to form part of the work shall be removed therefrom without the consent of CONTRACTOR excepting only such surplus material as may remain after completion of the work.

     22. In the event that the Subcontractor. its agents, servants or employees, during the course of the job, shall use any materials, facilities, places of work or property of CONTRACTOR or any other subcontractor (including but not limited to scaffolding, tools, equipment, etc.) the Subcontractor hereby agrees to save and hold CONTRACTOR harmless from, and to indemnify CONTRACTOR from any claims, demands, damages, causes of action, decrees and judgments by reason of any injury or loss of life to persons or damages to property arising out of such use.

     23. CONTRACTOR may at any time prior to Or during the progress of the work demand that within ten days of such demand the Subcontractor deliver to CONTRACTOR a duly executed surety company performance and payment bond by a company and agent satisfactory to CONTRACTOR in the amount of this contract and in a form satisfactory to CONTRACTOR Costs for such bond will be divided as follows: 2/3 by Tartars and 113 by U.S. Bridge of NY.

     24. Subcontractor shall work overtime, Saturdays at the direction of CONTRACTOR without additional cost to CONTRACTOR if in the judgment of CONTRACTOR such overtime and Saturday work is necessary due to delays of Subcontractor.

     25. This Agreement embraces the entire understanding and agreement between the parties and it is hereby agreed that this Agreement supersedes any proposals heretofore submitted by the Subcontractor. Any oral additions, omissions, modifications or waivers, are expressly renounced and excluded.

     26. This Agreement consists of 5 pages of Terms and Conditions, Rider "A" three pages, Rider "B" one page and Rider "C" ~ pages and Rider '~" one page.




     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE HEREUNTO SET THEIR HANDS ON THE DATE WRITTEN BELOW:


U.S. BRIDGE OF NY INC.

TRATAROS CONSTRUCTION, INC.

                            RIDER "A' TO SUBCONTRACT
                              LIOUIDATING AGREEMENT


             AGREEMENT made as of the 15th day of Feb 1996 by and between TRATAROS Construction, INC., A New York Corporation with offices at 664 64th Street, Brooklyn, New York 11220 ("TRATAROS") and U.S. BRIDGE INC. ,with offices at 53-09 97TH PLACE, CORONA, NY 11365

     WITNES SETH.

     WHERE~, TRATAROS entered into a contract for public improvement with NEW YORK CITY HOUSING AUTHORITY ("the OWNER"), known as Project No. NY005041 STRUCTURAL AND WATER INTRUSION REPAI~ AT WILLIAMSBURG HOUSES, ('THE Principal Contract"); and

     ~ERAAS,  TRATAROS has entered into a written  agreement with  SUBCONTRACTOR
covering  work  at  the  Project  pursuant  to  the  Principal   Contract  ("the
Subcontract"); and

     WHEREAS, TRATAROS AND SUBCONTRACTOR have performed work for and at the Project; and

     WHEREAS, SUBCONTRACTOR bas asserted certain claims against TRATAROS in connection with or arising out of the Subcontract or its performance or breach, tile cause of which is whole or in part is due, directly or indirectly, to acts or omissions of the OWNER or for which the OWNER is responsible In, which claims are identified and set forth in Schedule A annexed hereto ('the SUBCONTRACTOR'S CLAIMS");

     WHEREAS, SUBCONTRACTOR has agreed and hereby reconfirms its agreement to liquidate the SUBCONTRACTOR'S CLAIMS and any liability therefore on the part of TRATAROS, provided TRATAROS asserts the SUBCONTRACTOR'S CLAIMS against the OWNER on behalf of SUBCONTRACTOR in the manner hereinafter provided, and

     WHEREAS, TRATAROS and SUB CONTRACTOR desire to enter into this Agreement setting forth all of their rights and obligations as to each oilier in connection with the SUBCONTRACTOR'S CLALMS.

           NOW, THEREFORE, in consideration of the above premises and the covenants and agreements hereinafter provided, the parties agree as follows:

     1. All of the foregoing recitals are true and complete and are incorporated herein by this reference thereto.

     2. SUBCONTRACTOR agrees to accept in full satisfaction and discharge of the SUBCONTRACTOR'S CLAIMS or any subsequent revision(s) and or addition(s) thereto, the amount, collected or recovered, for the SUBCONTRACTOR9S CLAIMS to be paid to it in liquidation thereof as hereinafter provided. TRATAROS acknowledges its liability to SUBCONTRACTOR with respect to the SUBCONTRACTOR'S CLAIMS.

     3. SUBCONTRACTOR hereby appoints TRATAROS its attorney-in-fact for the proposes of presenting the SUBCONTRACTORS CL~VIMS to file OWNER; SUBCONTRACTOR authorizes such claim to be presented either. the name of TRATAROS or SUBCONTRACTOR, or both. TRATAROS shall present the SUB CONTRACTO. CLAIMS to the OWNER in the form and manner required by the Principal Contract and the specifications.

     4. TRATAROS agrees to present the SUBCONTRACTOR'S CLAIM to the OWNER and, at TRATAROS'S sole, arbitrary and unreasonable option, to prosecute same in an action against the OWNER together with such other claims as TRATAROS may have arising out of the Project ("TRATAROS'S CLAIMS"); provided, however, that if TRATAROS 1)prosecutes any such other claims, it shall also prosecute the SUBCONTRACTOWS CLAIMS.

     5. SUBCONTR.\CTOR agrees that the liability of TRATAROS to it fur the SUBCONTRACTOR'S CLAIMS is limited to whatever recovery TRATAROS is able to secure from the OWNER either as a result of a negotiated settlement or as are result of suit initiated in the Supreme Court of the State of New York, iii the appropriate county or any other court of competent jurisdiction. Upon receipt of funds, whether the same be the result of a negotiated settlement, arbitration award or judgement issued by the Court, the amount applicable to the SUBCONTRACTOR'S CLAIMS LESS TRATAROS'S Contract markup and applicable fees and disbursements shall be first applied to pay TRATAROS'S expenses (including but not limited to legal fees and bond premiums) incurred in connection with (a) mechanic's liens and claims, if any, made against TRATAROS or its payment bond surety by subcontractors and supplier. of SUBCONTRACTOR and (b) the preparation negotiation and prosecution of the SUBCONTRACTOR'S CLAIMS, and the balance remaining shall be made available to SUBCONTRACTOR after payment of any backcharges or loans and advances from TRATAROS to SUBCONTRACTOR~ It is understood and agreed that such payment(s) shall constitute full payment, settlement and discharge of the SUBCONTRACTOR'S CLAIMS, and TRATAROS will be fully discharged of any and all liability to SUBCONTRACTOR arising out of the SUBCONTRACTOR'S CLAIMS. Iii the event there is no collection or recovery by TRATAROS from the OWNER with respect to the SUBCONTRACTOR'S CLAIMS or any subsequent revision(s) thereof either by way of settlement or suit, TRATAROS'S efforts to collect and recover said claims from the OWNER shall constitute payment, settlement all discharge of the SUBCONTRACTOR'S CLAIMS, and TRATAROS shall thereby be fully discharged of any and all such liability to SUBCONTRACTOR.

     6. The presentation and prosecution of the SUBCONTRACTOR'S CLAIMS shall in all respects be subject to the handling, control and discretion of TRATAROS, including but not limited to the manner and format of such presentation and prosecution and the decision whether or not to accept any amounts awarded or offered in settlement of the claims, or to continue with the prosecution thereof If an award or decision L$ made by a court or jury or by the OWNER or ally representative or employees of the OWNER in a proceeding which is legally binding on TRATAROS, SUBCONTRACTOR agrees to be bound by said award or decision.

     7.if a settlement or award is made with respect to all the claims presented and prosecuted by TRATAROS against the OWNER that TRATAROS agrees to accept, which is in the form of a lump sum amount or in such oilier form that it is uncertain to TRATAROS what amount, if any, has been allowed for the SUBCONTRACTOR'S CLAIMS, or if an award providing a specific amount on account of the SUBCONTRACTOR'S CLAIMS is nude in a proceeding as to which it is uncertain to 'FRATAROS whether the a1locati~ of such amount is legally binding on TRATAROS, then TRATAROS shall. in its sole discretion, determine what amount, if any was or should have been allowed in such settlement or award for the SUBCONTRACTOR'S CLAIMS. If SUBCONTRACTOR shall be dissatisfied with the amount so determined by TRATAROS, SUBCONTRACTOR shall have the right to demand arbitration of the question of what amount, if any, was allowed for the SUBCONTRACTOR'S CLAIMS in such settlement or award; provided, however, that demand for such arbitration shall be served upon TRATAROS will 30 days after SUBCONTRACTOR'S receipt of notice in writing from TRATAROS of its determination of the amount so payable. Failing such demand for arbitration, SUBCONTRACTC shall be bound by the determination made by TRATAROS. if SUBCONTRACTOR shall make a timely demand for arbitration, such arbitration shall be conducted in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association in New York, New York, and the costs and expenses of such arbitration shall be borne equally by the parties hereto The arbitrators shall have 110 power to decide the underlying merits of the SUBCONTRACTOR'S CLAIMS or TRATAROS'S CLAIMS, or other matters, but shall be limited as a matter of their jurisdiction, solely to determining, on the basis of substantial evidence, the amount, if any, which was allowed for the SUBCONTRACTOR'S CLAIMS in the settlement or award previously rendered.

     8.SUBCONTRACTOR agrees to reimburse TRATAROS ill the proportion that the SUBCONTRACTOWS CLAIMS as set forth on Schedule A or otherwise submitted to TRATAROS bear to tile total claims submitted by TRATAROS to the OWNER (as same may be amended), for legal fees (contingent or otherwise) and disbursements reasonable and actually expended in the preparation and presentation or prosecution ("the Prosecution") of the claims against the OWNER and the defense of any counterclaims brought by the OWNER Such disbursement shall apply to all services rendered and disbursements incurred by TRATAROS and its counsel in connection with the prosecution and defense of said claims or counterclaims against or by the OWNER in connection with the project;

     9. Should setoffs or liquidated or other damages be hereafter assessed or claimed, against TRATAROS by the OWNER or anyone else due to acts or omissions of SUB CONTRACTOR under or in connection with the Subcontract, SUBCONTRACTOR shall be liable to TRATAROS for the amount of any such setoffs or damages awarded against'. TRATAROS which a court, jury or oilier legally binding determination may find were due to the acts or omissions c SUBCONTRACTOR If a lump-slim or overall amount of setoffs or liquidated or other damages is awarded to the OWNER or another against TRATAROS, or if such setoffs or damages are settled, and it is not possible to allocate such award or settlement as between TRATAROS and SUBCONTRACTOR, then TRATAROS shall, in its sole discretion determine the allocation of SUBCONTRACTOR'S liability to TRATAROS. If SUBCONTRACTOR shall be dissatisille' with such allocation, SUBCONTRACTOR shall have the right to demand arbitration of die question of what amount, ally, of such award or settlement is properly allocable to SUBCONTRACTOR; provided, however, that such arbitration.' shall be demanded within 30 days after receipt by SUBCONTRACTOR of notice of such allocation from TRATAROS Failing such demand for arbitration, SUBCONTRACTOR shall be bound by the determination made by TRATAROS. " SUBCONTRACTOR shall make a timely demand for arbitration, such arbitration shall be conducted in accordance with the Construction Industry
Arbitration Rules of die American Arbitration Association iii New York, New York, and the cost and expense's of such arbitration shall be borne equally by the parties. the arbitrators shall have 110 power to decide di ouderlying merits of the SUBCONTRACTOR'S CLAIMS, or other matters, but shall be limited as a matter of tile' jurisdiction, solely to determining, on the basis of substantial evidence, the amount, if any, which was or should have bee allocated to the SUB CONTRACTOR by TRATAROS.

          10 In the event that ally clause or item of damage included in the SUB Contractor's CLAIMS is or is claimed to be the property of any subcontractor or supplier of SUBCONTRACTOR, then, to the fullest extent provided by law, SUBCONTRACTOR shall indemnify and hold harmless TRATAROS from and against all claims, actions, damages. losses, liabilities, costs and expenses, including but not limited to court costs, litigation expense and attorney's fees (whether or not litigation is commenced) of whatever nature or type arising out of or resulting from any such claim or item of damage by any subcontractor or supplier of SUBCONTRACTOR.

     11. The presentation and prosecution of all claims shall be performed by TRATARO S'S attorney, provided, however, that SUBCONTRACTOR may employ attorneys of its own choosing at its sole cost and expense to aid, assist or monitor (but not interfere with) any such presentation or prosecution. SUBCONTRACTOR shall give its full cooperation and assistance to TRATAROS in the presentation and prosecution of the SUBCONTRACTOR'S CLAIMS and TRATAROS'S CLA[MS, and produce and make available to TRATAROS any books, records, documents, information or other evidence, witnesses, including expert witnesses, and consultants as may be required or reasonably desired by TRATAROS in connection therewith. Such evidence, witnesses, including expert witnesses, and consultants as may be required or reasonably desired to substantiate the SUBCONTRACTOR'S CLAIMS shall be furnished and provided at the sole expense of SUBCONTRACTOR, such evidence, witnesses, including expert witnesses, and consultants as may be required or reasonably desired to substantiate TRATAROS'S CLAIMS shall be provided at the sole expense of TRATAROS. Any expert witnesses or consultants retained by TRATAROS'S counsel as may be required or reasonably desired to substantiate matters common to all claims shall be provided at the joint expense of TRATAROS and SUBCONTRACTOR, such expense to be equitably allocated between their by counsel Oil tile basis of the time spent by such expert witness or consult on each claim, or, in counsel's sole discretion, oil any other equitable basis, and SUBCONTRACTOR shall pay TRATAROS its share of these costs as so determined.

     12 Except as herein specifically provided, it is understood that tile Subcontract remains in full force and effect in all respects binding upon parties, and nothing herein shall release SUBCONTRACTOR from claims or liability for personal injury or property damage, nor from claims grounded in negligence or products liability, or from remaining obligations imposed upon it by the Subcontract including but not limited to obligations in connection with guarantees, warranties, defective work or materials and testing requirements.

     13. This Agreement supersedes and merges all prior understandings, negotiations, representations and agreements, whether written or oral, with respect to the subject matter of this Agreement, and shall inure to the benefit of and be binding upon the respective heirs, assignees, representatives and successors of die parties hereto.

     14. Other than as expressly set forth in paragraph "13", above, nothing in this Agreement is intended to create or enhance any rights in any person not a party hereto.

     IN ~VITNESS HEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                                     TRATAROS CONSTRUCTION CORP.



                                                         U.S. BRIDGE OF NY, INC.

   In accordance with terms of the contract, you are required to provide the following information within five (5) working days:

             A)      Name and Address of Material Vendor/Supplier:







             B)      Name of Material Fabricator:






             C)      Name of Equipment Rental Distributor:

     D) Certified Payroll Report;

     E) Certificate of Insurance;


     F) Proposed Delivery Schedule;

     G) Proposed Itemized Contract Cost Breakdown, including Labor, Materials, Equipment;

     H)Certified Statement Confirming Labor Benefits Contributions have been satisfied

Be advised that progress payments and/or final payment, payment of retainage, shall be subject to receipt, acceptance and verification of Item "A'9 through "H" mentioned above.


SUB CONTRACTOR

U S. BRIDGE, INC.

                               RIDER "C" Continued

     Structural and Water Intrusion Repairs at Williamsburg Houses Contract #NY005041; Lead and Asbestos Abatement

U.S. Bridge
33-09      97th Place
Corona, NY  11368

1. SCOPE OF WORK

     A. The subcontractor shall furnish all submittals, materials, labor and equipment for the performance of the Lead & asbestos abatement work at the Williamsburg Houses project, in strict conformance with the contract documents and all regulatory requirements.

     B. The lead and asbestos abatement work includes but is not limited to the following.

     1. Removal of all roof flashing materials which contain asbestos down to existing roof deck or substrate and chimney asbestos abatement as shown on drawings.

     2. Removal of asbestos tile in kitchen and broom closets.

     3. Lead abatement of bathroom ceilings and walls.

     4. Lead abatement of kitchen ceilings and walls.

     5. Lead abatement of kitchen walls for column repairs.

     6. Lead abatement of window headers and cladding of same.

     7. Removal and disposal of fourth floor bathroom doors.

     8. Removal and disposal of wood baseboards.

     9. Critical barriers and security barriers as required to complete the above work.

     10. Temporary roof protection after asbestos removal. Per spec. Sect. 07220.1.03.B.6.

     11. Hoisting of materials and equipment as required.

     12. Disposal of all hazardous asbestos and lead waste, not limited to:

     a. HEP~ vacuum contents.

     b. Paint chips and spot abrasive.

     c. Woodwork, metal window liners, and other components removal from the building.


     d. Filtered waste water used during caustic paint removal process.

     e. any other items contaminated with lead-based paint or items produce as a result of lead based paint activity.

     C. applicable Specifications Sections are as follows:

     1. 01040 Project Coordination

     2. 02080 Removal and Disposal of asbestos Materials

     3. 02090 Lead Based Paint abatement

     It is understood that the words "contractor" and "general contractor'8 used in the specifications sections listed above, are referring to U.S. Bridge of NY.

     D. Exclusions to the subcontract:

     1. Power and electrical  hook-ups and disconnects less than lOamps.

     2. Hot and cold water supply and drainage

     3. Replacement Doors, Hardware (except where damaged by subcontractor) and baseboards.

                               RIDER "C" Continued

                                2. PRICE SCHEDULE


             The unit prices applicable to the abatement work are as follows:

   BID          DESCRIPTION                         UNIT              ESTIMATED           UNIT           EXTENSION
   ITEM                                                              QUANTITY              PRICE
  3.      Lump sum price per
          building for all
          asbestos abatement
          work on roofs
          including disposal.                      Bldg.               15                 18,000         270,000

  4.      Lump sum price per
          apartment (4th
floor Apts) for
          all asbestos
          abatement in
          kitchen floors
          and broom closets,
          including disposal.                      Apt.                318                135.00          42,930

  5.      Lump sum price per
          Chimney for all
          asbestos abatement
          work on chimneys to
          be removed including
          disposal.                                Each                 4                 4,499            17,996

  6.      Lead-Based Paint
          abatement of all
          baseboards (removal of
          baseboards and trim).                    L. F.               47,500             2.35            111,625

7.        Lead-Based Paint Abatement of
          kitchen and bathrooms
          ceilings, including decontamination,
          set up and clean up.
          (4th. floor apts.).                     Sq.Ft.                45,000            2.50             112,500


8.        Lead-Based  Paint  abatement
          of kitchen  ceilings,  (up to 40 Sq. Ft.)
          including decontamination, set
          up and clean up.
          (Occupied apts).                        Each                  400               224              89,600


                              RIDER "C'1 Continued


   BID          DESCRIPTION                       UNIT               ESTIMATED             UNIT                 EXTENSION
   ITEM                                                               QUANTITY            PRICE

  9.      Lead-Based paint -abatement of kitchen columns in occupied  apartments disposal of hazardous waste, set-up decontamination,
          and clean up.
                                                   Each                 16                  380               6,080

 10.      Lead-Based paint
          abatement of
          kitchen columns in
          (4th. floor apts).
          including disposal
          of hazardous
          waste, set-up,
          decontamination,
          and clean up.                           Each                  45                  380               17,100

11.      Lead-Based   paint  abatement
         of  door  frames   including,   set-up,
         decontamination and clean up. (4th floor
          apts).                                   L. F.                40,000              2.75              110,000

 12.      Lead-Based paint abatement
          (encapsulate kitchen and bathroom walls)
          in all 4th
          floor apts.                              S.F.                 130,000             .90               117,000

 13.      Lead-Base paint abatement of window
          headers (aluminum enclosures).
          4th. floor apts).                        L. F.                10,200               3.50             35,700

 14.     Lead-Based  paint  abatement  (removal)
         of  bathroom  doors  including
         hardware.
         (4th. floor apts).                        Each                 320                 135               43,200


                              RIDER "C" Continued



   BID          DESCRIPTION                       UNIT                  ESTIMATED           UNIT            EXTENSION
   ITEM                                            QUANTITY             PRICE
   15.    Lead-Based paint
          abatement of window
          header s/al urn mum
          enclosures for
          structural shoring
          purposes.  Include
          install at ion/removal
          and disposal of
          security part it ions.
          (Unoccupied apts).                       Each                 76                  920               69,920

   16.    Lead-Based paint
          abatement of window
          headers/aluminum
          enclosures for
          structural shoring
          purposes.  Include
          installation/removal
          and disposal of
          security partitions
          with ~.C. modifications.
          (Occupied acts).                        Each                420                  1,100               462,000

 17.      Hazardous lead waste
          disposal for items
          6, 7, 8, 11, 12, 13,
          14, 16                                  pt.                 250                  208                 52,000


     The total cost of the abatement work is estimated to be $1,557,631.00. The final cost may be affected by quantities of work performed.

  Subcontractor's attention is specifically directed to the following contract specification sections which are incorporated herein:

A.   Special Notice to Contractors
     Par. 1. Liquidated Damages.
     Par. 3.  Incorporation of Contract Documents
     Par. 7.  Commencement of Physical Work.
B.   Instructions to Bidders
     Par. 4.  Incorporation of Contract Documents
     Par. 12. A thru F Equal Opportunity..
     Par. 13.  For Fed. Funded contracts.
C.   Form of Proposal.
D.   General Conditions.
E.    Amendments to General Conditions
     Par. 13.  Time of Completion
     Par. 46.   Hours of Work.
F.   Supplementary General Conditions.
G.   Special Conditions.
      Par. 1. LPC Approval

     Par. 5. Resident Employment and Business Opportunity; Section 3 which read as follows: The Contract Work to be performed pursuant to this contract with the Authority is assisted under the Comprehensive Grant Program which provides direct federal Financial Assistance from HUD and is subject to the requirements of Section 3 of the Housing and urban developments Act of 1968, as amended, 12 U.S.C. 1701u ("Section 3"), as amended by the Housing and Community developments Act of 1992. Section 3 requires that to the greatest extent feasible, opportunities for job training and employment be given to lower income residents of the areas of the Section 3 Covered Project, and contracts for work in connection with the contract work shall be awarded to business concerns which are located in or owned in substantial part by persons residing in, the area of the Section 3 Covered Project.

H.     General Requirements - Division 1
      Section 01340 - Submittals and Substitutions
      Section 01500 - Temporary Facilities
      Section 01600 - Materials & Equipment
      New York City Housing Authority